ROYALTY AGREEMENT

THIS AGREEMENT (the "Agreement") is made this 29th day of September, 2005 by and between Don Tolman ("Author"), and Benacquista Galleries, Inc. (“Company”).

WHEREAS, Company desires to use Author's name, logo and likeness in connection with Company's, publishing marketing and sale of various electronic, print and other products by Author or others, including but not limited to the printed manuscript called the Farmacist’s Desk Reference (“FDR”), the Trademark the Farmacist’s Desk Reference, the trademark “FDR” and derivative works thereof (together the “FDR Works”), any works under the trademark YNOT Education, YNOT Educate or YNOT (together “YNOT Works”), and including from time to time other works that Author may write, publish or create on any subject (“Other Works”).

NOW THEREFORE, in consideration of the premises set forth above and the promises set forth below, the sufficiency and receipt of which are hereby acknowledged, the parties hereby agree as follows:

I.    License of Intellectual Property.

A.    Limited License of Name and Marks.

1.    Author hereby licenses to Company the use of his name and likeness in connection with the FDR, FDR Works, YNOT Works and Other Works.

2.    Company agrees that its usage of Author's name and likeness on Other Works shall only be with Author’s prior written consent. Company further agrees that the exploitation of such right of usage shall protect the name and goodwill of Author.

3.    Company agrees that it shall not use, or permit any person or entity to use, Author’s name or likeness or any portion thereof, without the prior written consent of Author, except to the limited extent that such use is authorized under this Agreement. Company agrees that Author is the owner of the trademarks YNOT and derivatives thereof and FDR and derivatives thereof (the “Marks”) and that company’s rights to these Marks are limited to the rights specifically granted in this Agreement by Author.

4.    Upon termination or expiration of this Agreement, Company shall: (i) immediately cease utilization of Author's name, likeness or the Marks for any purpose; (ii) return to Author any original manuscripts; and (iii) cease to sell or publish any of the FDR Works, YNOT Works or Other Works, except with respect to any physical inventory of the same, which may be either destroyed or sold to Author at Company’s actual cost, at Company’s discretion.

B.    Review and Approval. In order to protect the reputation and goodwill of Author, Company shall provide Author with the right to review and pre-approve all uses of Author’s name, likeness or the Marks.

C.    Exclusive Publishing Rights;Royalty Payments.

1.    Subject to the terms and conditions hereof, Author hereby grants to Company the exclusive and sole rights to publish the FDR, and the exclusive and sole rights to the Marks and to the sale or distribution of FDR Works or YNOT Works. In addition, the Author shall not publish Other Works for payment without the written consent of Company during the term of this Agreement.

2.    The Company shall pay the Author $1.00 for each copy of the FDR which is actually sold by the Company. Such FDR Royalty shall be due and payable quarterly to the Author, less any discounts for returned books.

3.    The Company shall pay the Author a General Royalty of 5% of all proceeds which it actually collects from sale or license of any of the FDR Works, YNOT Works or Other Works. This General Royalty shall not apply to any commercial endorsements of the Company, it’s websites, any corporate communications made by Author on behalf of Company or any other sales except those of a specific product which uses Author’s Name, the Marks, the FDR Works, the YNOT Works or Other Works (together the “Collected Works”). Such General Royalty shall be due and payable quarterly and may be offset by any returns.

4.    These royalties shall not give any ownership rights to the Company in any of the Collected Works.

II.    Noncompetition.

A.    During the Term of this Agreement, Author agrees not to endorse or promote, or license its name or likeness to, any competitors of Company in connection with the marketing and sale of any products or services substantially similar or related to those sold by the Company.

B.    During the Term of this Agreement, Company agrees not to enter into any endorsement or promotional agreement or understanding (whether written or oral) using any of the Collected Works of Marks, without permission of the Author.

III.    Reporting and Inspection.

A.    Reporting. During the Term of this Agreement, Company shall provide to Author written quarterly reports (at the address specified in Section XIX (Notice) below) setting forth Company's monthly gross sales of products where royalties are due, including the amount of Author's entitled royalties based on such gross sales. Such reports shall be made concurrently with the quarterly royalty payments payable to Author by Company.

B.    Inspection. During the Term of this Agreement, upon reasonable notice and during regular business hours, Author or its agent(s) shall have the right to inspect all books and records of Company relating to the subject matter of this Agreement. Upon Author’s request, Company shall make and send copies to Author of the books and records of Company regarding and pertaining to the Collected Works and this Agreement.

IV.    Confidential Information. The parties shall maintain the confidentiality of all of the confidential and proprietary information and data ("Confidential Information") of the other party. The parties also shall take all reasonable steps to ensure that no use, by themselves or by any third parties, shall be made of the other party’s Confidential Information without such other party’s consent. Each party’s Confidential Information shall remain the property of that party and shall be considered to be furnished in confidence to the other party when necessary under the terms of this Agreement. Upon the termination or expiration of this Agreement, each party shall: (i) deliver immediately to the other party all Confidential Information of the other party, including but not limited to all written and electronic documentation of all Confidential Information, and all copies thereof; (ii) make no further use of it; and (iii) make reasonable efforts to ensure that no further use of it is made by either that party or its officers, directors, employees, agents, contractors, or any other person or third party. Each party's confidentiality obligations under this Section shall survive any termination or expiration of this Agreement.

V.    Term and Termination. This Agreement shall be effective as of the date and year first above written and shall remain in full force and effect for a period of 2 (two) years from such date and year (the initial “Term”). In the Initial Term, and each term thereafter Author must receive minimum royalties of at least $250,000 or author may terminate this Agreement. Thereafter, this Agreement shall renew automatically for 2 successive 2 year Terms, unless terminated by Author for Company’s failure to pay the Minimum Royalty. In the event that Company fails to sell enough Collected Works to pay the Minimum Royalty, Company has the right, but not the obligation, to advance Author the balance to be paid under the Minimum Royalty. Any such advance would be credited toward future Royalty Payments due the Author. In the event of a material breach of this Agreement, this Agreement may be terminated by the non-breaching party immediately upon written notice to the other party, such termination which shall be contingent upon the breaching party failing to cure such breach within 30 days of its receipt of such written notice from the non-breaching party. In the event of one party’s insolvency, fraud or willful misconduct, this Agreement may be terminated by the other party immediately upon written notice to the offending party.

 VI.    Relationship of Parties. The relationship of Author and Company to each other is that of independent contractors. Nothing herein shall create any Author, joint venture, partnership, or agency relationship of any kind between the parties, except as the Author is, independently of this Agreement, an officer or director of the Company. Neither party is authorized to incur any liability, obligation or expense on behalf of the other or to use the other's monetary credit in conducting any activities under this Agreement.

VII.    Indemnification and Insurance.

A.    Indemnification. Each party hereby agrees to indemnify, save and hold harmless the other party, its subsidiaries, affiliates, related entities, partners, agents, officers, directors, employees, attorneys, heirs, successors, and assigns, and each of them, from and against any and all claims, actions, demands, losses, damages, judgments, settlements, costs and expenses (including reasonable attorneys' fees and expenses), and liabilities of every kind and character whatsoever, which may arise by reason of: (i) any act or omission by the party or any of its officers, directors, employees, or agents; and/or (ii) the inaccuracy or breach of any of the covenants, representations and warranties made in this Agreement. This indemnity shall require the payment of costs and expenses as they occur. Each party shall promptly notify the other party upon receipt of any claim or legal action referenced in this Section. The provisions of this Section shall survive any termination or expiration of this Agreement.

B.    Insurance. In order to assure the indemnity described in this Section, Company shall, at its sole expense, carry and keep in full force and effect at all times during the Term of this Agreement a liability insurance policy with a single limit of at least one million dollars ($1,000,000) to cover potential liability to Author and/or others arising under this Agreement. Company shall name Author as an additional insured on such insurance policy, and such insurance policy shall contain a provision by which the insurer agrees that such policy shall not be cancelled except after thirty (30) days written notice to Author. Company agrees to provide to Author, within one year of the commencement of the initial Term of this Agreement, a copy of the certificate evidencing such insurance policy. Any insurance policy carried or to be carried by Company hereunder shall be primary over any insurance policy that might be carried by Author. Company's indemnification of Author under this Section shall in no way be limited by the extent of Company's insurance coverage. The provisions of this Section shall survive any termination or expiration of this Agreement for a period of one (1) year.

VIII.    Warranties. Each party covenants, warrants and represents that it shall comply with all laws and regulations applicable to this Agreement, and that it shall exercise due care and act in good faith at all times in performance of its obligations under this Agreement. The provisions of this Section shall survive any termination or expiration of this Agreement.

  IX.    Waiver. Either party's waiver of, or failure to exercise, any right provided for in this Agreement shall not be deemed a waiver of any further or future right under this Agreement.

   X.    Governing Law. All questions with respect to the construction, performance and enforcement of this Agreement, and the rights and liabilities of the parties hereunder, shall be determined in accordance with the laws of the State of Nevada. Any legal action taken or to be taken by either party regarding this Agreement or the rights and liabilities of parties hereunder shall be brought only before a federal, state or local court of competent jurisdiction located within the State of Nevada. Each party hereby consents to, and agrees not to contest, the jurisdiction of the federal, state and local courts located within the State of Nevada.

  XI.    Headings. The headings of the various paragraphs hereof are intended solely for the convenience of reference and are not intended for any purpose whatsoever to explain, modify or place any construction upon any of the provisions of this Agreement.

XII.    Assignment. This Agreement may not be assigned, or the rights granted hereunder transferred or sub-licensed, by either party without the express prior written consent of the other party.

XIII.    Heirs, Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each party, its subsidiaries, affiliates, related entities, partners, agents, officers, directors, employees, heirs, successors, and assigns, without regard to whether it is expressly acknowledged in any instrument of succession or assignment.

XIV.    Counterparts. This Agreement may be executed in one (1) or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one (1) and the same instrument.

   XV.    Entire Agreement. This Agreement: (i) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof; (ii) supersedes and replaces all prior agreements, oral and written, between the parties relating to the subject matter hereof; and (iii) may be amended only by a written instrument clearly setting forth the amendment(s) and executed by both parties.

  XVI.    Independent Agreement. This Agreement is an independent agreement which is not in any way contingent upon or related to any other contractual obligations of the parties.

 XVII.    Severability. All provisions of this Agreement are severable. If any provision or portion hereof is determined to be unenforceable in arbitration or by a court of competent jurisdiction, then the remaining portion of the Agreement shall remain in full effect.

XVIII.    Force Majeure. Neither party shall be liable for failure to perform its obligations under this Agreement due to events beyond its reasonable control, including, but not limited to, strikes, riots, wars, fire, acts of God, and acts in compliance with any applicable law, regulation or order (whether valid or invalid) of any governmental body.

   XIX.    Notice. All notices and demands of any kind or nature that either party to this Agreement may be required or may desire to serve upon the other in connection with this Agreement shall be in writing and may be served personally, by certified mail, or by commercial overnight courier (e.g., Federal Express), with constructive receipt deemed to have occurred 10 calendar days after the mailing or sending of such notice, to the following addresses:

If to Author:	_________________________________________
_________________________________________
_________________________________________
Attn.: ________________, ___________________

If to Company:	_________________________________________
_________________________________________
_________________________________________
Attn.: ________________, ___________________

*  *  *  *  *

IN WITNESS WHEREOF, the parties hereto have caused duplicate originals of this Agreement to be executed by their respective duly authorized representatives as of the date and year first above written.

Don Tolman

By: /s/ Don Tolman
Don Tolman

Benacquista Galleries, Inc.
A Nevada corporation

By: /s/ James Price
James Price
President and CEO